UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 3, 2014

____________________________

Ironclad Performance Wear Corporation

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)		98-0434104 (IRS Employer Identification No.)
2201 Park Place, Suite 101 El Segundo, CA 90245 (Address of Principal Executive Offices and zip code)

(310) 643-7800

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 3, 2014, the Registrant’s Board of Directors, pursuant to authority granted under the Registrant’s Amended and Restated Bylaws, approved and adopted new Amended and Restated Bylaws of the Registrant. The new Amended and Restated Bylaws (i) clarify the advance notice requirements for business to be properly brought before an annual meeting by a stockholder, (ii) provide that participation in a meeting of stockholders through electronic means or other available technology must be approved by the Board, (iii) clarify that notice may be delivered by electronic means as provided in Section 75.150 of the Nevada Revised Statutes, and (iv) provide that unless the Corporation consents in writing to an alternative forum, the business courts of Clark County, Nevada shall be the sole and exclusive forum for derivative actions brought on behalf of the Registrant, actions asserting a claim of breach of fiduciary duty, actions asserting claims pursuant to any provision of the Nevada Revised Statutes or actions asserting claims governed by the internal affairs doctrine.

The new Amended and Restated Bylaws is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit

Number Description

3.2	Amended and Restated Bylaws of Ironclad Performance Wear Corporation

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: March 7, 2014	By:	/s/ Thomas Kreig
Thomas Kreig
Senior Vice President of Finance

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